UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
Amendment 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 2007

Business.vn, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-1084370
(Commission File Number)

88-0355407
(IRS Employer Identification No.)

9449 Balboa Ave, Suite 103
San Diego, CA 92123
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (888) 566-9879

9449 Balboa Avenue, Suite 114, San Diego, CA 92123 ___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Business.vn, Inc.

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

          On November 26, 2007 Business.vn, Inc. ("Registrant") and Business.com.vn, a company existing under the laws of Vietnam ("BCVN"), entered into an agreement to acquire certain assets from BCVN (the "Asset Purchase Agreement"), consisting generally of intellectual property and contracts, as further described in the Asset Purchase Agreement. The Asset Purchase Agreement provides that in connection of the transfer of certain assets, Registrant shall issue to BCVN 1,363,571 shares of the Registrant's restricted common stock. Additionally, Registrant shall execute a convertible promissory note (the "Note") in the amount of Four Hundred Seventy-Seven Thousand Two Hundred-Fifty Dollars and No Cents ($477,250.00). The principal and any interest under the Note is due and payable one year from the date and closing, and such Note may be converted into that number of shares of the Registrant's common stock at a per share price of $0.35 per share. The Asset Purchase Agreement may be terminated at any time prior to the Effective Time by written agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

The following exhibit is filed as a part of this report:

EXHIBIT NUMBER	DESCRIPTION	LOCATION
10.1	Material Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS.VN, INC.
(Registrant)

Date:  November 26, 2007

/s/ Sheldon Silverman
Sheldon Silverman, Chief Executive Officer